EXHIBIT 99.1

News Release dated November 19, 2014

2050 Motors Electric Cars Showcase at 2014 Shanghai Auto Show

LAS VEGAS, Nov 19, 2014 (GLOBE NEWSWIRE via COMTEX) -- Today, 2050 Motors, Inc. (OTCQB:ETFM), announced that its China partner, Jiangsu Aoxin New Energy Automobile, Ltd. showcased its five-passenger carbon fiber body electric vehicle, the e-Go EV, with a 34 kWh battery pack, 1,400 lbs total weight and over 200 miles (over 320 km) driving range on a full charge. The carbon fiber car received major attention at the 2014 Shanghai New Energy Auto Show (NEAS) held from November 4 through November 8, 2014.

Also, unveiled for the first time was a new second generation full-size electric carbon fiber four-door touring sedan automobile with a 85 kWh battery pack and 280 mile (450 km) driving range on a full charge. Both EV models received major attention from attendees and government representatives at the show. The Chinese news media stated that, "the two EV models received a stunning debut!" In fact, the three demonstration electric e-Go EVs that were scheduled to be delivered to the United States after the automotive exhibition will now be held over in China, along with the new four-door touring automobile, for demonstration to the Central Industry Bureau Officers and National Top Leaders visiting Aoxin in December 2014.

The 2014 Shanghai NEAS was a great success for the e-Go and its big brother four-door touring sedan. Both models have carbon fiber bodies on space-age aluminum frames. Some spectators at the show described the touring sedan as looking like a "Maserati on steroids." Please see exhibition pictures at http://www.2050motors.com/shanghaishow.html. Both demonstration models will be shipped to the United States for showcasing in early 2015. For further details concerning 2050 Motors' electric drive systems and lithium battery warranties, please see press release dated October 15, 2014 "2050 Motors Announces 10% Equity Sale to China's YMSIG."

About 2050 Motors, Inc.

2050 Motors, Inc. (http://www.2050motors.com and http://www.etfm.com) is a publicly traded company incorporated in Nevada in 2012. 2050 Motors was founded to import, market, and sell electric and gas powered carbon fiber vehicles engineered and designed in Italy and China. 2050 Motors also has the rights to assemble these vehicles in the United States as a future enterprise. 2050 Motors has entered into an agreement with Jiangsu Aoxin New Energy Automobile Co., Ltd., located in Jiangsu, China, for the distribution in the United States of a new electric automobile, known as the e-Go EV (electric vehicle). The e-Go EV is a revolutionary new concept in the ever evolving world of electric vehicles. It will be the only production line electric car with a carbon fiber body and parts manufactured by a new process using robotic machines which significantly reduces the fabrication time and cost of carbon fiber components. The e-Go EV will seat five passengers; have a long battery life, and high energy efficiency rating up to 150+ MPG-E (energy equivalent) in urban driving due to the light weight of the vehicle. The company is fully reporting under the SEC EDGAR system.

Disclosure Statement

Statements in this press release about our future expectations, including without limitation, the likelihood that 2050 Motors will be able to leverage capital markets to execute its growth strategy, meet US DOT requirements, meet minimum sales expectations, will be successful and profitable in the US market, and will bring significant value to 2050 Motors' stockholders, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and our actual results could differ materially from expected results. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law.

CONTACT: George Hedrick (Tel. (702) 591-6029